UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
February 4, 2015
Date of Report (Date of earliest event reported)

SOLARWINDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34358	73-1559348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7171 Southwest Parkway, Bldg. 400
Austin, Texas 78735
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 4, 2015, J. Benjamin Nye notified the Board of Directors (the “Board”) of SolarWinds, Inc. (the “Company”) of his intent to resign from the Board, effective as of the close of business on May 31, 2015. Mr. Nye also served as a member of the Board’s Compensation Committee. Mr. Nye indicated to the Board that he treasured his 10 years of service on the Board and believes fully in the strength of the management team and the Board's governance over the Company. Mr. Nye further clarified that he was resigning because of his competing time commitments and his resignation was not as a result of any disagreement with the Company. Mr. Nye plans to continue to be available to the Company as an advisor on emerging technologies and markets. The Company greatly appreciates the years of service provided by Mr. Nye as a member of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS, INC.

Dated:	February 6, 2015	By:	/s/ KEVIN B. THOMPSON

Kevin B. Thompson
President and Chief Executive Officer